UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 26, 2021

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

BULLFROG GOLD CORP.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

As previously disclosed in the Current Report on Form 8-K of Augusta Gold Corp. (the “Corporation”) as filed on January 13, 2021, on January 11, 2021, the Corporation filed a Certificate of Amendment to its Certificate of Incorporation to change the name of the Corporation to “Augusta Gold Corp.” and effect a reverse stock split of the Corporation’s shares of common stock on the basis of one (1) post-split share for every six (6) pre-split shares (the “Reverse Stock Split”).

On January 26, 2021 at 12:01 a.m. Eastern Standard Time, the Certificate of Amendment went effective. As a result of the Reverse Stock Split, every six (6) shares of the Corporation’s issued and outstanding common stock, par value $0.0001 was converted into one (1) share of common stock, par value $0.0001. There was no change in the par value of the common stock. The Reverse Stock Split did not change the authorized number of shares of common stock or preferred stock of the Corporation.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Corporation’s common stock not evenly divisible by six (6), will have the number of post-Reverse Split Shares of the Corporation’s common stock to which they are entitled rounded up to the next whole number of shares of the Corporation’s common stock. No stockholders received cash in lieu of fractional shares.

Pursuant to the terms of the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Shares”), the conversion price/terms at which Series B Preferred Shares may be converted into shares of common stock were proportionately adjusted to reflect the Reverse Stock Split by dividing the number of pre-Reverse Stock Split shares acquirable upon conversion of Series B Preferred Shares by six (6). In addition, pursuant to their terms, a proportionate adjustment was made to the per share exercise price, multiplying the price by six (6), and number of shares issuable, dividing the number of shares issuable by six (6), under all of the Corporation’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares reserved for issuance pursuant to the Corporation’s equity compensation plans was reduced proportionately.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: January 29, 2021	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal